EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
      We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-122998) pertaining to the Long Term Incentive Plan of National Interstate Corporation of our report dated March 2, 2005, with respect to the consolidated financial statements and schedules of National Interstate Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP
Cleveland, Ohio
March 24, 2005